Exhibit 99.1

Supplemental
Operating and
Financial Data

For the Quarter Ended
September 30, 2015

TIER REIT

3Q

5950

Supplemental Operating and Financial Data
For the Quarter Ended September 30, 2015

About the Company
TIER REIT, Inc. is a self-managed, Dallas-based real estate investment trust whose goal is to maximize total return to stockholders through the combination of stock appreciation and income derived from a sustainable distribution. TIER’s investment strategy is to acquire, develop, and operate a portfolio of best-in-class office properties in select U.S. markets that consistently lead the nation in population and office-using employment growth. As of September 30, 2015, we owned interests in 35 operating office properties, one recently developed non-operating office property and one retail property, located in 16 markets throughout the United States with a total of 13.0 million rentable square feet.

Senior Management

Scott W. Fordham	Chief Executive Officer and President
Dallas E. Lucas	Chief Financial Officer and Treasurer
William J. Reister	Chief Investment Officer and Executive Vice President
Telisa Webb Schelin	Chief Legal Officer, Executive Vice President and Secretary
James E. Sharp	Chief Accounting Officer and Executive Vice President
R. Heath Johnson	Managing Director - Asset Management
Dean R. Hook	Senior Vice President - Information Systems

Where to Get More Information:

Kelly Sargent	Vice President - Investor Relations

By Phone:

(972) 483-2400

By Email:

ir@tierreit.com

By Mail:

5950 Sherry Lane, Suite 700
Dallas, Texas 75225

Website:

www.tierreit.com

Supplemental Operating and Financial Data
For the Quarter Ended September 30, 2015
Table of Contents

Overview and Highlights
Overview	1
Financial Highlights	2-3
Consolidated Balance Sheets	4
Consolidated Statements of Operations	5
Consolidated Statements of Discontinued Operations	6
Calculation of FFO and FAD	7
Calculation of EBITDA	8
Non Wholly-Owned Entities Financial Summary	9
Same Store Analysis	10
Schedule of Properties Owned	11
Net Operating Income by Market	12
Components of Net Asset Value	13
Selected Non-Stabilized Properties	14
Significant Tenants	15
Industry Diversification	16

Leasing
Leasing Activity	17-18
Lease Expirations	19-20
Occupancy Trends	21

Capital Expenditures
Leasing Cost Summary	22
Leasing Cost Trend Analysis	23
Development, Leasing, and Capital Expenditures Summary	24

Other Information
Potential Future Development Sites	25
Properties Under Development	26
Acquisition and Disposition Activities	27
Summary of Financing	28
Principal Payments by Year	29
Definitions of Non-GAAP Financial Measures	30-31
Forward Looking Statements
This supplemental operating and financial data report contains forward-looking statements relating to the business and financial outlook of TIER REIT, Inc. that are based on current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Statements contained herein may be impacted by a number of risks and uncertainties, including the company’s ability to rent space on favorable terms, its ability to address debt maturities and fund its capital requirements, the value of its assets, its anticipated capital expenditures, and other matters. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this document, as well as other factors described in the Risk Factors section of TIER REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014, and subsequent Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Overview
For the Quarter Ended September 30, 2015

Quarterly Highlights and Financial Results

•
FFO attributable to common stockholders, excluding certain items for the third quarter of 2015 was $20.7 million, or $0.42 per diluted share, as compared to $18.0 million, or $0.36 per diluted share, for the third quarter of 2014, a 15.0% increase of $2.7 million, or $0.06 per diluted share

•
FFO attributable to common stockholders for the third quarter of 2015 was $18.9 million, or $0.39 per diluted share, as compared to $17.1 million, or $0.34 per diluted share, for the third quarter of 2014, a 10.5% increase of $1.8 million, or $0.05 per diluted share

•	Same Store GAAP NOI for the third quarter of 2015 was $35.86 million, as compared to $32.54 million for the third quarter of 2014, an increase of $3.32 million, or 10.2%

•	Same Store Cash NOI for the third quarter of 2015 was $32.72 million, as compared to $31.19 million for the third quarter 2014, an increase of $1.53 million, or 4.9%

•
Net loss attributable to common stockholders was $13.8 million, or $0.28 per diluted share, as compared to a net loss attributable to common stockholders of $16.4 million, or $0.33 per diluted share for the third quarter of 2014

Property Results

•	Occupancy at September 30, 2015, was 89.4%, an increase of 40 basis points from June 30, 2015

•	Leased 338,000 square feet - 175,000 square feet of renewals, 41,000 square feet of expansion space, and 122,000 square feet of new leasing
Real Estate Activities

•
Acquired various interests in real estate, both existing operating properties and unimproved land located in Austin, Texas (“The Domain”), for a contract purchase price of $201.1 million, which after applying purchase credits received, equates to $198.2 million total consideration paid. The acquisition includes two wholly-owned office buildings, interests in two additional office buildings, and various tracts of land. The acquisition also included $22.0 million for parcels of land zoned for residential development and a deposit of $15.0 million for an interest in a multifamily residential property

•
During the quarter, we sold the parcels of land zoned for residential development acquired as part of The Domain for $22.0 million, and subsequent to quarter end we completed the acquisition of the interest in the multifamily residential property for $15.0 million and concurrently sold it for $15.0 million

Capital Market Activities

•	Paid off $42.0 million CMBS loan secured by our Loop Central property

•	On July 23, 2015, we listed our common stock on the NYSE under the ticker symbol “TIER”

•	In connection with the NYSE listing, we completed a $50.0 million tender offer on August 19, 2015, with 2,631,578 shares tendered and accepted at $19.00 per share

•	Authorized distributions of $0.18 per share of common stock on July 30, 2015, which was paid on October 8, 2015

•	Reduced weighted average borrowings costs on our overall borrowings by 29 basis points to 4.14%

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 1

Financial Highlights
(in thousands, except per share data, effective rent data, and number of properties)

	30-Sep-15	30-Sep-14	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14
Portfolio Summary:
(at our ownership %, unless otherwise noted)
Total operating office properties	35	37	35	31	34	37	37
Rentable square feet (100%) (operating properties)	12,615	15,291	12,615	11,946	13,624	14,304	15,291
Rentable square feet (own %) (operating properties)	10,918	14,154	10,918	10,418	12,487	13,167	14,154
Occupancy %	89%	87%	89%	89%	88%	88%	87%
Executed % SF leased	90%	89%	90%	89%	90%	89%	89%
Economic % SF leased	84%	82%	84%	82%	82%	82%	82%
Average effective rent/square feet	$25.50	$26.13	$25.50	$24.94	$25.95	$26.02	$26.13

	Nine Months Ended		Three Months Ended
	30-Sep-15	30-Sep-14	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14
Financial Results:
Revenue	$215,280	$213,451	$69,423	$70,038	$75,819	$74,616	$72,157
Base rent	$155,610	$157,484	$47,351	$51,336	$56,923	$54,771	$53,141
Free rent	$(14,256)	$(7,369)	$(3,718)	$(5,365)	$(5,173)	$(3,717)	$(2,284)
NOI	$111,643	$104,345	$38,121	$36,858	$36,664	$38,116	$36,192
Net income (loss) attributable to common stockholders	$(20,892)	$(63,248)	$(13,849)	$(1,151)	$(5,892)	$45,806	$(16,355)
Diluted earnings (loss) per common share (1) (2)	$(0.42)	$(1.27)	$(0.28)	$(0.02)	$(0.12)	$0.92	$(0.33)
FFO attributable to common stockholders	$17,736	$50,607	$18,883	$(18,051)	$16,904	$3,107	$17,071
Diluted FFO per common share (1) (2)	$0.36	$1.01	$0.39	$(0.36)	$0.34	$0.06	$0.34
FFO attributable to common stockholders, excluding certain items	$55,362	$51,556	$20,737	$17,181	$17,444	$19,815	$18,020
Diluted FFO, excluding certain items per common share (2)	$1.11	$1.03	$0.42	$0.34	$0.35	$0.40	$0.36
FAD attributable to common stockholders	$4,334	$(2,034)	$3,954	$(1,176)	$1,556	$(2,656)	$1,958
FAD per common share (2)	$0.09	$(0.04)	$0.08	$(0.02)	$0.03	$(0.05)	$0.04
Normalized EBITDA	$106,263	$117,543	$35,752	$33,439	$37,072	$41,294	$40,094
Weighted average common shares outstanding - basic (2)	49,539	49,875	48,843	49,893	49,891	49,877	49,877
Weighted average common shares outstanding - diluted (2)	49,725	49,995	49,034	50,085	50,066	49,996	49,996

Selected Additional Trend Information:
Renewal % based on square feet	78%	63%	69%	83%	74%	89%	75%
Distributions declared on common shares	$17,550	$—	$8,539	$9,011	$—	$—	$—
Annualized distribution yield (3)	N/A	N/A	4.9%	N/A	N/A	N/A	N/A
(1) In periods of net loss from continuing operations or negative FFO or FAD attributable to common stockholders there are no dilutive securities and diluted earnings (loss) per common share or diluted FFO or FAD per common share is calculated using weighted average common shares outstanding - basic as the denominator.
(2) All periods presented have been adjusted to reflect the one-for-six reverse stock split that occurred on June 2, 2015.
(3) Based on the closing price of our common stock as of our most recent quarter end. For distributions declared prior to the July 23, 2015, listing of our stock no stock price is available.
Occupancy % represents the total square footage subject to commenced leases as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Executed % SF leased represents the total square footage subject to commenced leases plus the square footage for currently vacant space that is subject to executed leases that have not commenced as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Economic % SF leased represents the total square footage subject to commenced leases as of the reporting date adjusted to exclude the square footage associated with leases receiving rental abatements as a percentage of the total rentable square feet (at our ownership interest).
Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest.
This section includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. Quantitative reconciliations of the differences between the non-GAAP financial measures presented and the most directly comparable GAAP financial measures are shown on pages 7-8. A description of the non-GAAP financial measures we present and a statement of the reasons why management believes the non-GAAP measures provide useful information to investors about the Company’s financial condition and results of operations can be found on pages 30-31.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 2

Financial Highlights (continued)
(in thousands)

	30-Sep-15	30-Sep-14	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14
Selected Balance Sheet Items:

Total book value of real estate (1)	$1,590,422	$2,008,569	$1,590,422	$1,488,373	$1,609,953	$1,768,766	$2,008,569

Cash and cash equivalents	$7,769	$923	$7,769	$153,158	$5,764	$31,442	$923

Unconsolidated cash and cash equivalents (at ownership %)	$6,293	$3,621	$6,293	$3,368	$2,480	$3,355	$3,621

Restricted cash	$16,615	$49,654	$16,615	$29,620	$32,761	$35,324	$49,654

Total assets	$1,906,755	$2,340,502	$1,906,755	$1,919,743	$2,116,165	$2,211,183	$2,340,502

Mortgage notes payable (1)	$463,629	$1,445,017	$463,629	$505,224	$903,475	$1,069,085	$1,445,017

Revolving credit facility and term loans	$626,000	$20,000	$626,000	$525,000	$221,000	$125,000	$20,000

Notes payable classified as held for sale	$—	$—	$—	$—	$96,824	$97,257	$—

Unconsolidated debt (at ownership %)	$90,909	$60,625	$90,909	$72,392	$59,870	$60,253	$60,625

Total liabilities	$1,216,646	$1,599,724	$1,216,646	$1,144,786	$1,338,198	$1,423,023	$1,599,724

Common stock outstanding (5)	47,242	49,877	47,242	49,872	49,901	49,877	49,877

OP units and vested restricted stock units outstanding (5)	82	78	82	76	78	78	78

Restricted stock outstanding (5)	189	119	189	192	192	119	119

Capitalization:

Market capitalization (2)	$696,609	$1,258,883	$696,609	$1,342,602	$1,343,444	$1,342,808	$1,258,883

Total debt (3)	$1,180,538	$1,525,642	$1,180,538	$1,102,616	$1,281,169	$1,351,595	$1,525,642

Net debt (4)	$1,166,476	$1,521,098	$1,166,476	$946,090	$1,272,925	$1,316,798	$1,521,098

Total capitalization	$1,877,147	$2,784,525	$1,877,147	$2,445,218	$2,624,613	$2,694,403	$2,784,525

	Nine Months Ended		Three Months Ended
	30-Sep-15	30-Sep-14	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14
Ratios:

NOI margin %	51.9%	48.9%	54.9%	52.6%	48.4%	51.1%	50.2%

Normalized fixed charge coverage	1.93	1.44	2.35	1.78	1.76	1.54	1.46

Normalized interest coverage	2.23	1.76	2.68	2.05	2.06	1.90	1.79

Net debt/normalized annualized estimated full period EBITDA from properties owned at period end	N/A	N/A	8.02x	7.75x	8.94x	8.43x	9.56x

(1) Excludes book value of real estate and notes payable classified as held for sale.
(2) Market capitalization is equal to outstanding shares (common stock, OP units, and vested restricted stock units, as if converted) times the closing price of our common stock as of the most recent quarter end ($14.72 per share). Prior to the July 23, 2015, listing of our common stock stock the price used was the estimated stock value, $25.20 per share through October 2014 or $26.88 per share beginning in November 2014, as reported in Quarterly Reports on Form 10-Q filed on November 5, 2013, and November 3, 2014, respectively and reflect the one-for-six reverse stock split that occurred on June 2, 2015.

(3) Includes book value of mortgage notes payable, the revolving credit facility and term loans, notes payable classified as held for sale, and unconsolidated debt (at ownership %).
(4) Total debt less cash and cash equivalents and unconsolidated cash and cash equivalents (at ownership %).
(5) All periods presented have been adjusted to reflect the one-for-six reverse stock split that occurred on June 2, 2015.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 3

Consolidated Balance Sheets
(in thousands, except share and per share data)

	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14
Assets
Real estate
Land	$184,318	$167,231	$249,030	$286,430	$318,058
Land held for development	44,834	6,377	—	—	—
Buildings and improvements, net	1,361,270	1,314,765	1,360,923	1,482,336	1,690,511
Total real estate	1,590,422	1,488,373	1,609,953	1,768,766	2,008,569

Cash and cash equivalents	7,769	153,158	5,764	31,442	923
Restricted cash	16,615	29,620	32,761	35,324	49,654
Accounts receivable, net	74,817	71,877	75,466	83,380	100,601
Prepaid expenses and other assets	22,875	31,890	7,222	7,129	8,033
Investments in unconsolidated entities	85,377	44,780	39,422	39,885	41,420
Deferred financing fees, net	12,826	13,292	10,690	10,783	7,130
Acquired above-market leases, net	1,518	1,619	163	2,019	4,442
Other lease intangibles, net	84,351	74,850	77,480	92,671	117,556
Other intangible assets, net	10,185	10,284	2,114	2,144	2,174
Assets associated with real estate held for sale	—	—	255,130	137,640	—
Total assets	$1,906,755	$1,919,743	$2,116,165	$2,211,183	$2,340,502

Liabilities and equity

Liabilities:
Notes payable	$463,620	$505,196	$903,688	$1,069,323	$1,445,018
Term loans	525,000	525,000	125,000	125,000	—
Revolving credit facility	101,000	—	96,000	—	20,000
Unamortized mark to market premium (discount)	9	28	(213)	(238)	(1)
Total notes payable	1,089,629	1,030,224	1,124,475	1,194,085	1,465,017

Accounts payable	1,477	2,192	1,118	2,790	5,543
Payables to related parties	302	794	2,257	2,041	1,820
Accrued liabilities	72,719	64,794	65,713	77,375	86,174
Acquired below-market leases, net	13,321	12,773	14,381	16,984	19,618
Deferred tax liabilities	1,386	2,507	2,551	2,880	760
Other liabilities	29,256	22,474	23,246	18,525	20,792
Distributions payable	8,556	9,028	—	—	—
Obligations associated with real estate held for sale	—	—	104,457	108,343	—
Total liabilities	1,216,646	1,144,786	1,338,198	1,423,023	1,599,724
Commitments and contingencies
Series A Convertible Preferred Stock	2,700	4,626	4,626	4,626	2,700
Equity:
Preferred stock	—	—	—	—	—
Convertible stock	—	—	—	—	—
Common stock, $.0001 par value per share, 382,499,000 shares authorized (1)	5	5	5	5	5
Additional paid-in capital (1)	2,598,333	2,645,825	2,646,147	2,645,927	2,647,535
Cumulative distributions and net loss attributable to common stockholders	(1,902,927)	(1,878,611)	(1,868,447)	(1,862,555)	(1,910,287)
Accumulated other comprehensive income (loss)	(10,148)	799	(5,336)	(788)	—
Stockholders’ equity	685,263	768,018	772,369	782,589	737,253
Noncontrolling interests	2,146	2,313	972	945	825
Total equity	687,409	770,331	773,341	783,534	738,078
Total liabilities and equity	$1,906,755	$1,919,743	$2,116,165	$2,211,183	$2,340,502

Common stock, number of shares issued and outstanding (1)	47,241,851	49,871,776	49,901,013	49,877,350	49,877,350

(1) All periods have been adjusted to reflect the one-for-six reverse stock split that occurred on June 2, 2015.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 4

Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Nine Months Ended		Three Months Ended
	30-Sep-15	30-Sep-14	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14
Revenue
Rental income	$198,351	$205,510	$62,794	$63,953	$71,604	$69,973	$69,857
Straight-line rent revenue adjustment	8,692	3,712	2,062	4,339	2,291	2,618	772
Lease incentives	963	266	485	286	192	528	77
Above- and below-market rent amortization	4,586	2,348	2,064	1,335	1,187	955	532
Lease termination fees	2,688	1,615	2,018	125	545	542	919
Total revenue	215,280	213,451	69,423	70,038	75,819	74,616	72,157
Expenses
Property related expenses	67,346	71,098	21,290	20,877	25,179	24,358	22,464
Real estate taxes	31,512	31,528	9,670	10,198	11,644	9,944	11,272
Property management fees	4,779	6,480	342	2,105	2,332	2,198	2,229
Total property operating expenses	103,637	109,106	31,302	33,180	39,155	36,500	35,965
Interest expense	42,116	48,273	11,884	14,591	15,641	16,390	16,033
Amortization of deferred financing costs	2,721	1,790	914	899	908	782	654
Amortization of mark to market	(90)	57	(33)	(30)	(27)	82	19
Total interest expense	44,747	50,120	12,765	15,460	16,522	17,254	16,706
General and administrative	17,171	12,793	6,378	5,412	5,381	4,695	4,147
BHT Advisors termination fee and HPT Management buyout fee	10,301	—	101	10,200	—	—	—
Tender offer and listing costs	5,553	—	2,562	2,488	503	104	—
Amortization of restricted shares and units	1,604	1,034	505	564	535	363	369
Straight-line rent expense adjustment	(81)	(15)	(67)	(7)	(7)	(6)	(5)
Acquisition expense	1,459	4	644	813	2	86	4
Asset impairment losses	132	8,225	—	—	132	4,940	—
Real estate depreciation and amortization	92,320	87,988	31,217	31,081	30,022	31,682	29,885
Depreciation and amortization - non-real estate assets	229	—	229	—	—	—	—
Total expenses	277,072	269,255	85,636	99,191	92,245	95,618	87,071
Interest and other income	553	432	267	141	145	81	88
Loss on early extinguishment of debt	(21,478)	—	(30)	(21,412)	(36)	(426)	—
Loss from continuing operations before income taxes, equity
in operations of investments, and gain (loss) on sale of assets	(82,717)	(55,372)	(15,976)	(50,424)	(16,317)	(21,347)	(14,826)
Benefit (provision) for income taxes	(1,298)	(45)	(36)	(1,338)	76	73	(36)
Equity in operations of investments	153	1,314	(159)	69	243	522	431
Loss from continuing operations before gain (loss) on sale of assets	(83,862)	(54,103)	(16,171)	(51,693)	(15,998)	(20,752)	(14,431)
Discontinued operations:
Income (loss) from discontinued operations	1,390	(13,260)	21	(121)	1,490	(17,634)	(5,975)
Gain on sale of discontinued operations	15,086	4,026	403	6,077	8,606	86,195	4,026
Discontinued operations	16,476	(9,234)	424	5,956	10,096	68,561	(1,949)
Gain (loss) on sale of assets	44,479	—	(85)	44,564	—	—	—
Net income (loss)	(22,907)	(63,337)	(15,832)	(1,173)	(5,902)	47,809	(16,380)
Noncontrolling interests - continuing operations	118	91	58	33	27	41	34
Noncontrolling interests - discontinued operations	(29)	(2)	(1)	(11)	(17)	(118)	(9)
Dilution (accretion) of Series A Convertible Preferred Stock	1,926	—	1,926	—	—	(1,926)	—
Net income (loss) attributable to common stockholders	$(20,892)	$(63,248)	$(13,849)	$(1,151)	$(5,892)	$45,806	$(16,355)

Basic and diluted weighted average common shares outstanding (1)	49,538,652	49,875,410	48,842,711	49,893,330	49,891,436	49,877,350	49,877,350
Basic and diluted earnings (loss) per common share:
Continuing operations (1)	$(0.75)	$(1.08)	$(0.29)	$(0.14)	$(0.32)	$(0.45)	$(0.29)
Discontinued operations (1)	0.33	(0.19)	0.01	0.12	0.20	1.37	(0.04)
Basic and diluted earnings (loss) per common share (1)	$(0.42)	$(1.27)	$(0.28)	$(0.02)	$(0.12)	$0.92	$(0.33)

Distributions declared per common share (1)	$0.36	$—	$0.18	$0.18	$—	$—	$—

Net income (loss) attributable to common stockholders:
Continuing operations	$(37,339)	$(54,012)	$(14,272)	$(7,096)	$(15,971)	$(22,637)	$(14,397)
Discontinued operations	16,447	(9,236)	423	5,945	10,079	68,443	(1,958)
Net income (loss) attributable to common stockholders	$(20,892)	$(63,248)	$(13,849)	$(1,151)	$(5,892)	$45,806	$(16,355)

(1) All periods presented have been adjusted to reflect the one-for-six reverse stock split that occurred on June 2, 2015.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 5

Consolidated Statements of Discontinued Operations
(in thousands)

	Nine Months Ended		Three Months Ended
	30-Sep-15	30-Sep-14	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14

Revenue
Rental income	$4,138	$39,882	$27	$(92)	$4,203	$11,358	$12,946
Straight-line rent revenue adjustment	455	(417)	—	(32)	487	454	(406)
Lease incentives	—	(316)	—	—	—	(102)	(109)
Above- and below-market rent amortization	—	642	—	—	—	188	195
Lease termination fees	—	355	—	—	—	149	116
Total revenue	4,593	40,146	27	(124)	4,690	12,047	12,742

Expenses
Property related expenses	1,729	12,654	6	22	1,701	3,909	4,295
Real estate taxes	633	7,040	—	(83)	716	2,334	2,171
Property management fees	121	1,190	—	14	107	309	374
Total property operating expenses	2,483	20,884	6	(47)	2,524	6,552	6,840

Interest expense	707	13,269	—	44	663	3,362	4,455
Amortization of deferred financing costs	14	300	—	—	14	75	113
Amortization of mark to market	(1)	2	—	—	(1)	—	1
Total interest expense	720	13,571	—	44	676	3,437	4,569

Real estate depreciation and amortization	—	17,999	—	—	—	5,499	6,360
Total expenses	3,203	52,454	6	(3)	3,200	15,488	17,769

Interest and other income (expense)	—	(6)	—	—	—	(3)	(2)
Loss on early extinguishment of debt	—	(946)	—	—	—	(14,190)	(946)
Income (loss) from discontinued operations	1,390	(13,260)	21	(121)	1,490	(17,634)	(5,975)
Gain on sale of discontinued operations	15,086	4,026	403	6,077	8,606	86,195	4,026
Discontinued operations	$16,476	$(9,234)	$424	$5,956	$10,096	$68,561	$(1,949)

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 6

Calculation of FFO and FAD
(in thousands, except per share data)

	Nine Months Ended		Three Months Ended
Funds from operations (FFO)	30-Sep-15	30-Sep-14	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14

Net income (loss)	$(22,907)	$(63,337)	$(15,832)	$(1,173)	$(5,902)	$47,809	$(16,380)
Net (income) loss attributable to noncontrolling interests	89	89	57	22	10	(77)	25
Dilution (accretion) of Series A Convertible Preferred Stock	1,926	—	1,926	—	—	(1,926)	—
Adjustments (1):
Real estate depreciation and amortization - consolidated	92,320	105,987	31,217	31,081	30,022	37,181	36,245
Real estate depreciation and amortization - unconsolidated joint ventures	4,558	3,854	1,904	1,367	1,287	1,307	1,275
Real estate depreciation and amortization - noncontrolling interest	(10)	—	(10)	—	—	—	—
Impairment of depreciable real estate assets	132	8,225	—	—	132	4,940	—
Gain on sale of depreciable real estate	(59,565)	(4,026)	(318)	(50,641)	(8,606)	(86,195)	(4,026)
Taxes associated with sale of depreciable real estate	1,259	—	(5)	1,264	—	—	—
Noncontrolling interests (OP units & vested restricted stock units) share of above adjustments	(66)	(185)	(56)	29	(39)	68	(68)
FFO attributable to common stockholders	$17,736	$50,607	$18,883	$(18,051)	$16,904	$3,107	$17,071

FFO, excluding certain items
FFO attributable to common stockholders	$17,736	$50,607	$18,883	$(18,051)	$16,904	$3,107	$17,071
Adjustments (1):
Acquisition expenses	1,837	4	642	1,193	2	86	4
Tender offer and listing costs	5,553	—	2,562	2,488	503	104	—
Loss on early extinguishment of debt	21,575	946	127	21,412	36	14,616	946
Non-cash default interest (2)	355	—	355	—	—	—	—
BHT Advisors termination fee and HPT Management buyout fee	10,301	—	101	10,200	—	—	—
Noncontrolling interests (OP units & vested restricted stock units) share of above adjustments	(69)	(1)	(7)	(61)	(1)	(24)	(1)
Accretion (dilution) of Series A Convertible Preferred Stock	(1,926)	—	(1,926)	—	—	1,926	—
FFO attributable to common stock holders, excluding certain items	$55,362	$51,556	$20,737	$17,181	$17,444	$19,815	$18,020

Funds available for distribution (FAD)
FFO attributable to common stock holders	$17,736	$50,607	$18,883	$(18,051)	$16,904	$3,107	$17,071
Adjustments (1):
Recurring capital expenditures	(41,109)	(49,883)	(13,795)	(14,067)	(13,247)	(19,468)	(16,056)
Straight-line rent adjustments	(9,744)	(3,822)	(2,525)	(4,369)	(2,850)	(3,141)	(411)
Above- and below-market rent amortization	(4,861)	(3,287)	(2,139)	(1,433)	(1,289)	(1,244)	(827)
Amortization of deferred financing fees and mark to market	2,764	2,282	930	898	936	982	831
Amortization of restricted shares and units	1,604	1,034	505	564	535	363	369
Acquisition expenses	1,837	4	642	1,193	2	86	4
Tender offer and listing costs	5,553	—	2,562	2,488	503	104	—
Loss on early extinguishment of debt	21,575	946	127	21,412	36	14,616	946
Default interest	355	—	355	—	—	—	—
BHT Advisors termination fee and HPT Management buyout fee	10,301	—	101	10,200	—	—	—
Depreciation and amortization - non-real estate assets	229	—	229	—	—	—	—
Noncontrolling interests (OP units & vested restricted stock units) share of above adjustments	20	85	5	(11)	26	13	31
Accretion (dilution) of Series A Convertible Preferred Stock	(1,926)	—	(1,926)	—	—	1,926	—
FAD attributable to common stockholders	$4,334	$(2,034)	$3,954	$(1,176)	$1,556	$(2,656)	$1,958

Weighted average common shares outstanding - basic (3)	49,539	49,875	48,843	49,893	49,891	49,877	49,877
Weighted average common shares outstanding - diluted (3)	49,725	49,995	49,034	50,085	50,066	49,996	49,996

Diluted FFO per common share (3) (4)	$0.36	$1.01	$0.39	$(0.36)	$0.34	$0.06	$0.34
Diluted FFO, excluding certain items per common share (3) (4)	$1.11	$1.03	$0.42	$0.34	$0.35	$0.40	$0.36
Diluted FAD per common share (3) (4)	$0.09	$(0.04)	$0.08	$(0.02)	$0.03	$(0.05)	$0.04

(1) Adjustments represent our pro rata share of consolidated and unconsolidated amounts, including discontinued operations.
(2) As of September 30, 2015, we had a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Based on our previous experience, we anticipate that when ownership of the property is conveyed to the lender, this default interest will be forgiven.

(3) All periods presented have been adjusted to reflect the one-for-six reverse stock split that occurred on June 2, 2015.
(4) There are no dilutive securities for purposes of calculating diluted FFO per common share and diluted FAD per common share when FFO attributable to common stockholders or FAD attributable to common stockholders is negative.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 7

Calculation of EBITDA
(in thousands, except fixed charge coverage)

	Three Months Ended
	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14

Net income (loss) attributable to common stockholders	$(13,849)	$(1,151)	$(5,892)	$45,806	$(16,355)

Adjustments:

Noncontrolling interests (OP units & vested restricted stock units)	(27)	(1)	(10)	77	(36)
Dilution (accretion) of Series A Convertible Preferred Stock	(1,926)	—	—	1,926	—

Interest expense - consolidated (including discontinued operations)	11,884	14,635	16,304	19,752	20,488
Interest expense - unconsolidated entities	1,437	617	615	631	635
Amortization of deferred financing costs - consolidated (including discontinued operations)	914	899	922	857	767
Amortization of deferred financing costs - unconsolidated entities	48	13	13	13	13
Mark to market - consolidated (including discontinued operations)	(33)	(30)	(28)	82	20
Mark to market - unconsolidated entities	1	16	17	18	19
Total interest expense	14,251	16,150	17,843	21,353	21,942

Tax (benefit) provision - consolidated (including discontinued operations)	36	1,338	(76)	(73)	36
Tax (benefit) provision - unconsolidated entities	1	1	2	3	(1)

Depreciation and amortization - consolidated (including discontinued operations)	31,446	31,081	30,022	37,181	36,245
Depreciation and amortization - unconsolidated entities	1,904	1,367	1,287	1,307	1,275

Impairment losses	—	—	132	4,940	—
Gain on sale of real estate	(318)	(50,641)	(8,606)	(86,195)	(4,026)
Loss on early extinguishment of debt	127	21,412	36	14,616	946
EBITDA	31,645	19,556	34,738	40,941	40,026

Adjustments:
Costs incurred in connection with listing activities	2,562	2,488	503	104	—
Acquisition expenses	642	1,193	2	86	4
Non-cash write-off of tenant receivables	802	2	1,829	163	64
BHT Advisors termination fee and HPT Management buyout fee	101	10,200	—	—	—
Normalized EBITDA	35,752	33,439	37,072	41,294	40,094

Adjustments:
EBITDA from properties disposed before period end	(42)	(2,933)	(1,488)	(2,974)	(336)
Full quarter adjustment for acquired properties	656	—	—	723	—
Normalized estimated full period EBITDA from properties owned at period end	$36,366	$30,506	$35,584	$39,043	$39,758

Fixed charges
Interest expense	$14,251	$16,150	$17,843	$21,353	$21,942
Non-cash default interest (1)	(355)	—	—	—	—
Interest expense related to participating mortgage (2)	(660)	—	—	—	—
Capitalized interest incurred (3)	119	132	176	338	428
Normalized interest expense	13,355	16,282	18,019	21,691	22,370
Principal payments (excludes debt payoff)	1,876	2,498	3,059	5,038	5,026
Fixed charges	$15,231	$18,780	$21,078	$26,729	$27,396

Normalized interest coverage	2.68	2.05	2.06	1.90	1.79
Normalized fixed charge coverage	2.35	1.78	1.76	1.54	1.46
______________________

(1) As of September 30, 2015, we had a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Based on our previous experience, we anticipate that when ownership of the property is conveyed to the lender, this default interest will be forgiven.
(2) Represents an estimate of the portion of the Paces West B note that will be repaid based on achievement of certain investment return thresholds which is included in interest expense- unconsolidated entities above.
(3) Excludes capitalized interest funded from Two BriarLake Plaza construction loan.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 8

Non Wholly-Owned Entities Financial Summary
As of and for the Quarter Ended September 30, 2015
(dollars in thousands)

	Unconsolidated Entities at							Consolidated Entities at
	TIER REIT Ownership Share							TIER REIT Ownership Share
	Paces West	Wanamaker Building	1325 G Street	Colorado Building	Domain 2 & 7 (1)	Domain 8 (1)		Legacy Land	Third + Shoal
Ownership % during the period	10.00%	60.00%	10.00%	10.00%	49.84%	50.00%		95.00%	95.00%
Ownership % at period end	10.00%	60.00%	10.00%	10.00%	49.84%	50.00%	Total	95.00%	95.00%	Total
Results of Operations
Rental income	$306	$3,679	$202	$105	$829	$—	$5,121	—	180	180
Straight-line rent revenue adjustment	19	31	116	58	172	—	396	—	—	—
Above- and below-market rent amortization	—	101	(18)	(12)	4	—	75	—	—	—
Other income	1	39	38	—	—	—	78	—	—	—
Total revenue	326	3,850	338	151	1,005	—	5,670	—	180	180

Property related expenses	92	1,211	77	41	279	—	1,700	3	364	367
Real estate taxes	23	380	66	22	109	—	600	19	40	59
Property management fees	9	113	7	3	25	—	157	—	56	56
NOI	202	2,146	188	85	592	—	3,213	(22)	(280)	(302)

Interest expense	750	529	47	17	94	—	1,437	—	—	—
Amortization of deferred financing costs	3	20	6	2	28	—	59	—	—	—
Amortization of mark to market	—	1	—	—	—	—	1	—	—	—
Asset management fees	—	—	3	2	—	—	5	—	—	—
Real estate depreciation and amortization	132	1,178	191	86	317	—	1,904	—	188	188
Interest income and other expense	—	5	—	—	—	—	5	—	—	—
Acquisition expenses	—	—	1	1	—	—	2	—	75	75
Loss on early extinguishment of debt	—	97	—	—	—	—	97	—	—	—
Provision for income taxes	—	1	—	—	—	—	1	—	—	—
Net income (loss)	(683)	315	(60)	(23)	153	—	(298)	(22)	(543)	(565)

Intercompany eliminations
Eliminate amortization of deferred financing costs	—	11	—	—	—	—	11	—	—	—
Eliminate property management fees	7	113	5	3	—	—	128	—	—	—
Adjusted net income (loss)	(676)	439	(55)	(20)	153	—	(159)	(22)	(543)	(565)
Adjustments:
Real estate depreciation and amortization	132	1,178	191	86	317	—	1,904	—	188	188
Funds from operations	$(544)	$1,617	$136	$66	$470	$—	$1,745	$(22)	$(355)	$(377)

Balance Sheet Information
Real estate book value (2)	$6,787	$101,079	$12,531	$3,692	$43,632	$6,780	$174,501	6,061	10,042	16,103
Accumulated depreciation	(747)	(23,530)	(71)	(14)	(800)	—	(25,162)	—	(188)	(188)
Real estate book value after depreciation	$6,040	$77,549	$12,460	$3,678	$42,832	$6,780	$149,339	$6,061	$9,854	$15,915

Cash and cash equivalents	$91	$2,696	$231	$366	$1,825	$1,084	$6,293	$147	$1,229	$1,376
Assets	$8,134	$98,742	$15,900	$5,181	$50,531	$11,212	$189,700	$6,207	$11,187	$17,394
Debt	$7,160	$51,462	$9,500	$3,400	$18,818	$—	$90,340	$—	$—	$—
Equity	$647	$38,304	$4,480	$1,007	$26,937	$14,002	$85,377	$6,152	$10,947	$17,099
________________________________
(1)
Reflects our ownership share of the operating results for the period from acquisition or formation through September 30, 2015. Domain 2 & 7 were acquired on July 23, 2015. Domain 8 was formed on August 28, 2015.

(2)	Third + Shoal real estate book value includes $7.7 million for a ground lease intangible.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 9

Same Store Analysis
(in thousands, except property count)

	Three Months Ended				Nine Months Ended
Same Store GAAP NOI:	30-Sep-15	30-Sep-14	Favorable/ (Unfavorable)		30-Sep-15	30-Sep-14	Favorable/ (Unfavorable)
Revenues:
Total revenue	$63,394	$60,331	$3,063		$184,362	$177,520	$6,842
Less: Lease termination fees	(2,018)	(919)	(1,099)		(2,688)	(1,616)	(1,072)
	61,376	59,412	1,964	3.3%	181,674	175,904	5,770	3.3%
Expenses:
Property operating expenses (less tenant improvement demolition costs)	19,282	17,930	(1,352)	(7.5)%	56,586	55,397	(1,189)	(2.1)%
Real estate taxes	8,731	9,638	907	9.4%	27,112	26,989	(123)	(0.5)%
Property management fees	256	1,871	1,615	86.3%	4,080	5,448	1,368	25.1%
Property expenses	28,269	29,439	1,170	4.0%	87,778	87,834	56	0.1%
Same Store GAAP NOI - consolidated properties	33,107	29,973	3,134	10.5%	93,896	88,070	5,826	6.6%
Same Store GAAP NOI - unconsolidated properties (at ownership %)	2,750	2,571	179	7.0%	7,888	7,839	49	0.6%
Same Store GAAP NOI	$35,857	$32,544	$3,313	10.2%	$101,784	$95,909	$5,875	6.1%

Same Store Cash NOI:
Less:
Straight-line rent adjustments	(1,368)	(618)	(750)		(4,337)	(2,684)	(1,653)
Above- and below-market rent amortization	(1,476)	(572)	(904)		(3,750)	(2,467)	(1,283)
Same Store Cash NOI - consolidated properties	30,263	28,783	1,480	5.1%	85,809	82,919	2,890	3.5%
Same Store Cash NOI - unconsolidated properties (at ownership %)	2,455	2,408	47		7,088	6,986	102
Same Store Cash NOI	$32,718	$31,191	$1,527	4.9%	$92,897	$89,905	$2,992	3.3%

Occupancy % at period end (% owned)	89.2%	87.5%			89.2%	87.5%

Operating properties	30				30
Rentable square feet (% owned)	10,221				10,221

Reconciliation of Same Store GAAP NOI and Same Store Cash NOI reconciliation:
Net loss	$(15,832)	$(16,380)			$(22,907)	$(63,337)
Adjustments:
Interest expense	12,765	16,706			44,747	50,120
Asset impairment losses	—	—			132	8,225
Tenant improvement demolition costs	106	244			312	1,424
General and administrative	6,378	4,147			17,171	12,793
BHT Advisors termination fee and HPT Management buyout fee	101	—			10,301	—
Tender offer and listing costs	2,562	—			5,553	—
Amortization of restricted shares and units	505	369			1,604	1,034
Straight-line rent expense adjustment	(67)	(5)			(81)	(15)
Acquisition expense	644	4			1,459	4
Real estate depreciation and amortization	31,217	29,885			92,320	87,988
Depreciation and amortization of non-real estate assets	229	—			229	—
Interest and other income	(267)	(88)			(553)	(432)
Loss on early extinguishment of debt	30	—			21,478	—
Provision for income taxes	36	36			1,298	45
Equity in operations of investments	159	(431)			(153)	(1,314)
(Income) loss from discontinued operations	(21)	5,975			(1,390)	13,260
Gain on sale of discontinued operations	(403)	(4,026)			(15,086)	(4,026)
Gain (loss) on sale of assets	85	—			(44,479)	—
Net operating income of non-same store properties	(3,102)	(5,544)			(15,371)	(16,083)
Lease termination fees	(2,018)	(919)			(2,688)	(1,616)
Same store GAAP NOI of unconsolidated properties (at ownership %)	2,750	2,571			7,888	7,839
Same Store GAAP NOI	35,857	32,544			101,784	95,909
Straight-line rent revenue adjustment	(1,368)	(618)			(4,337)	(2,684)
Above- and below-market rent amortization	(1,476)	(572)			(3,750)	(2,467)
Cash NOI adjustments for unconsolidated properties (at ownership %)	(295)	(163)			(800)	(853)
Same Store Cash NOI	$32,718	$31,191			$92,897	$89,905

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 10

Schedule of Properties Owned
as of September 30, 2015
(in thousands, except average effective rent $/RSF)

		Rentable SF (100%)	Rentable SF (own %)		Average Effective Rent	Average Effective Rent $/RSF		% Average Effective Rent (own %)
				Occupancy %			% of NRA (own %)
Property (% owned, if not 100%)	Location
Terrace Office Park	Austin, TX	619	619	93.9%	$21,155	$36.38	5.7%	8.5%
Domain 3	Austin, TX	179	179	100.0%	5,644	$31.53	1.6%	2.3%
Domain 4	Austin, TX	153	153	100.0%	3,686	$24.09	1.4%	1.5%
Domain 7 (49.84%)	Austin, TX	222	111	80.2%	3,034	$34.75	1.0%	1.2%
Domain 2 (49.84%)	Austin, TX	115	57	100.0%	1,750	$30.61	0.5%	0.7%
Austin		1,288	1,119	94.6%	35,269	$33.30	10.2%	14.2%

5950 Sherry Lane	Dallas, TX	197	197	84.8%	5,219	$31.19	1.8%	2.1%
Burnett Plaza	Fort Worth, TX	1,025	1,025	87.3%	18,164	$20.30	9.4%	7.3%
Centreport Office Center	Fort Worth, TX	133	133	100.0%	2,503	$18.78	1.2%	1.0%
Dallas/Fort Worth		1,355	1,355	88.2%	25,886	$21.66	12.4%	10.4%

Loop Central	Houston, TX	575	575	94.3%	12,690	$23.40	5.3%	5.1%
One & Two Eldridge Place	Houston, TX	519	519	95.4%	16,435	$33.21	4.8%	6.6%
One BriarLake Plaza	Houston, TX	502	502	96.8%	21,479	$44.19	4.6%	8.6%
Three Eldridge Place	Houston, TX	305	305	80.3%	9,985	$40.72	2.8%	4.0%
Houston		1,901	1,901	93.0%	60,589	$34.27	17.4%	24.4%

Paces West (10%)	Atlanta, GA	646	65	83.1%	1,185	$21.77	0.6%	0.5%
Atlanta		646	65	83.1%	1,185	$21.77	0.6%	0.5%

Bank of America Plaza	Charlotte, NC	891	891	86.4%	17,672	$22.96	8.2%	7.1%
Charlotte		891	891	86.4%	17,672	$22.96	8.2%	7.1%

Buena Vista Plaza	Burbank, CA	115	115	100.0%	211	$1.83	1.1%	0.1%
Los Angeles		115	115	100.0%	211	$1.83	1.1%	0.1%

Forum Office Park	Louisville, KY	328	328	98.2%	5,813	$18.06	3.0%	2.3%
Hurstbourne Place	Louisville, KY	235	235	91.5%	3,835	$17.83	2.2%	1.5%
One Oxmoor Place	Louisville, KY	135	135	97.0%	2,904	$22.09	1.2%	1.2%
Hurstbourne Park	Louisville, KY	104	104	99.0%	2,189	$21.28	1.0%	0.9%
Steeplechase Place	Louisville, KY	77	77	90.9%	1,173	$16.77	0.7%	0.5%
Lakeview	Louisville, KY	76	76	93.4%	1,394	$19.77	0.7%	0.6%
Hunnington	Louisville, KY	62	62	87.1%	912	$16.77	0.6%	0.4%
Louisville		1,017	1,017	95.0%	18,220	$18.86	9.3%	7.3%

Plaza at MetroCenter	Nashville, TN	361	361	92.8%	5,910	$17.65	3.3%	2.4%
Nashville		361	361	92.8%	5,910	$17.65	3.3%	2.4%

5104 Eisenhower Blvd.	Tampa, FL	130	130	100.0%	3,350	$25.75	1.2%	1.3%
Tampa		130	130	100.0%	3,350	$25.75	1.2%	1.3%

801 Thompson	Rockville, MD	51	51	100.0%	1,656	$32.52	0.5%	0.7%
1325 G Street (10%)	Washington, D.C.	307	31	83.9%	919	$36.01	0.3%	0.4%
Colorado Building (10%)	Washington, D.C.	128	13	92.3%	374	$32.44	0.1%	0.2%
Washington, D.C.		486	95	93.7%	2,949	$33.13	0.9%	1.2%

Operating office properties in strategic markets		8,190	7,049	91.9%	171,241	$26.42	64.6%	68.8%

500 East Pratt	Baltimore, MD	280	280	98.2%	8,864	$32.23	2.6%	3.6%
Woodcrest Corporate Center	Cherry Hill, NJ	333	333	90.4%	7,074	$23.54	3.1%	2.8%
111 Woodcrest	Cherry Hill, NJ	53	53	84.9%	937	$20.82	0.5%	0.4%
FOUR40	Chicago, IL	1,041	1,041	69.4%	21,324	$29.51	9.5%	8.6%
Fifth Third Center	Columbus, OH	331	331	69.2%	6,970	$30.40	3.0%	2.8%
Wanamaker Building (60%)	Philadelphia, PA	1,390	834	96.4%	13,770	$17.12	7.6%	5.5%
Three Parkway	Philadelphia, PA	561	561	94.7%	11,044	$20.79	5.1%	4.4%
Lawson Commons	St. Paul, MN	436	436	85.1%	7,586	$20.46	4.0%	3.0%
Other operating office properties		4,425	3,869	84.7%	77,569	$23.66	35.4%	31.2%
Total operating office properties		12,615	10,918	89.4%	$248,810	$25.50	100.0%	100.0%
Non-operating retail property
Hurstbourne Plaza (1)	Louisville, KY	79	79	52.0%
Office development property (2)
Two BriarLake Plaza	Houston, TX	333	333	60.0%
Total Properties		13,027	11,330

(1) Hurstbourne Plaza is a retail property planned for redevelopment within the Hurstbourne Business Park.
(2) Development properties are classified as operating upon the sooner to occur of 90% commenced leasing or one year after major construction is completed.

Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 11

Net Operating Income by Market

12.6%
7.8%
22.5%
0.5%
16.1%
2.1%
6.7%
1.7%
1.8%
1.4%
26.8%
Austin
Dallas/Fort Worth
Houston
Atlanta
Charlotte
Los Angeles
Louisville
Nashville
Tampa
Washington, D.C.
Other

Represents TIER REIT’s % ownership of NOI during the current quarter from operating properties owned at period end by market as a % of TIER REIT’s % ownership of total NOI during the current quarter from operating properties owned at period end.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 12

Components of Net Asset Value
(in thousands)

			Annualized Three Months Ended
			30-Sep-15
Revenue (1)			$277,800
	Less:
	GAAP rent adjustments		(18,444)
	Lease termination fees		(8,072)
			251,284
Property operating expenses (1)			(125,232)
	Add:
	Costs attributable to tenant improvement demolition		424
Adjusted cash NOI			126,476
	Less:
	Adjusted cash NOI from unconsolidated real estate assets, at ownership share		11,461
	Adjusted cash NOI from properties sold in prior periods		(188)
	Adjusted cash NOI from non-stabilized properties, at ownership share (2)		(20,345)
	Adjusted cash NOI from properties and land acquired in 2015, at ownership share		(4,632)
Total adjusted cash NOI at ownership share (3)			$112,772

			30-Sep-15
Other real estate properties
	Value of non-stabilized properties primarily as determined by third-party on 10/30/14, at ownership share		540,300
	Purchase price of 5950 Sherry Lane		62,578
	Estimated value of non-stabilized real estate properties, at ownership share (2)		602,878
	Purchase price of properties and land acquired in 2015, at ownership share		197,561
Total other real estate properties			$800,439

Other tangible assets
	Cash and cash equivalents		$7,769
	Restricted cash		16,615
	Accounts receivable (excluding $66 million of straight-line rent)		7,536
	Prepaid expenses and other assets		22,875
	Ownership share of other tangible assets in unconsolidated entities		12,874
Total other tangible assets			$67,669
Liabilities
	Notes payable		$463,620
	Credit facility		626,000
	Other liabilities		97,487
	Ownership share of other liabilities in unconsolidated entities		6,484
	Ownership share of unconsolidated debt		90,909
Total liabilities			$1,284,500

Total common shares, OP units, and vested restricted stock units outstanding (4)			47,513
(1)	Includes consolidated operations
(2)	Non-stabilized properties include:	Economic % SF Leased

		30-Sep-15
	1325 G Street	55%
	Colorado Building	69%
	Hurstbourne Plaza	52%
	5950 Sherry Lane	73%
	Two BriarLake Plaza	44%
	FOUR40	58%
	Burnett Plaza	76%
	Buena Vista Plaza	2%

(3)	Includes adjusted cash NOI of Plaza at MetroCenter, which is currently stabilized but will become economically non-stabilized in 2016 due to a large lease renewal with an associated rent abatement.
(4)	Reflects the one-for-six reverse stock split that occurred on June 2, 2015.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 13

Selected Non-Stabilized Properties

Property Name Market Sub-Market	Property Type	Rentable Square feet	Occupancy %	Estimated Cash NOI at Stabilization (in thousands)	Estimated Stabilization date	Description

5950 Sherry Lane	Office	197,000	85%	$4,106	2016	Acquired in December 2014, following the move out of an approximate 40,000 square foot tenant. Budgeted $1.6 million in capital improvements and repair and maintenance projects.
Dallas
Preston Center

Two BriarLake Plaza	Office Development	333,000	60%	$8,246	2016	Property operates as a multi-campus facility with our One BriarLake Plaza property. Major construction was completed in the third quarter of 2014.
Houston
Westchase
						The property is currently 60% occupied, but leases for 68% of the space have been executed.

FOUR40	Office	1,041,000	69%	$16,271	2017
Completed $5.8 million lobby renovation in the third quarter of 2014. Construction of a $10.6 million tenant amenity floor including wi-fi lounge, conference center, and café was completed in June 2015.

Chicago
Central Loop

Burnett Plaza	Office	1,025,000	87%	$13,506	2017
Two tenants moved out due to relocation to an owned facility (approximately 80,000 square feet in Q3 2013) and downsizing (approximately 80,000 square feet in Q2 2014). The property received BOMA’s 2014 International Building of the Year (TOBY) for properties in excess of one million square feet. Budgeted $2.2 million in strategic capital improvements.

Dallas/Fort Worth
Fort Worth CBD

Plaza at MetroCenter	Office	361,000	93%	$3,032	2017
Anticipate 43,000 square feet of downsizing related to a 15 year renewal of 100,000 square feet by the major tenant. Upon completion of tenant renovations in late 2016, tenant will receive six months of free rent.

Nashville
MetroCenter

Buena Vista Plaza	Office	115,000	100%	$3,056	2016
Completed ten year renewal of 113,000 square feet by the major tenant in the second quarter of 2015 with free rent for eleven months, beginning in April 2015, before returning to stabilized economic occupancy.

Burbank
Burbank media district

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 14

Significant Tenants
September 30, 2015
(In thousands)

Properties in Strategic Markets
	Annualized Gross Rental Revenues	Percentage of Annualized Gross Rental Revenues		Percentage of Square Feet Leased	Weighted Average Remaining Term (Years)
			Square Feet Leased			Moody’s / S&P Credit Rating
Tenant
Amoco	$12,979	7%	329	5%	2.9	A2 / A
Bank of America	9,505	5%	421	6%	3.4	Baa1 / A-
Apache Corporation	8,348	5%	210	3%	9.1	Baa1 / BBB+
GSA	7,344	4%	288	4%	3.4	U.S. Government
McDermott, Inc.	6,051	3%	190	3%	4.8	Ba3 / B+
Universal Pegasus International	5,356	3%	218	3%	4.6	NR
Disney Enterprises Inc	3,899	2%	113	2%	10.4	A2 / A
Americredit Financial Services	3,807	2%	206	3%	9.7	NR
Vinson & Elkins LLP	3,636	2%	93	1%	6.3	NR
Blackbaud, Inc.	3,469	2%	113	2%	8.0	NR
E.R. Squibb and Sons, LLC	3,350	2%	130	2%	8.8	A2 / A+
SCOR Global Life	3,343	2%	140	2%	12.8	NR / AA-
Linebarger Goggan Blair & Sampson, LLP	3,194	2%	111	2%	7.1	NR
Quicksilver Resources Inc.	2,872	2%	117	2%	6.8	NR
Nexen Petroleum	2,794	2%	63	1%	1.7	NR
Total of largest 15 tenants at properties in strategic markets	$79,947	44%	2,742	42%	6.0
Total all tenants at properties in strategic markets	$180,146		6,481		5.1

Total Portfolio
	Annualized Gross Rental Revenues	Percentage of Annualized Gross Rental Revenues		Percentage of Square Feet Leased	Weighted Average Remaining Term (Years)
			Square Feet Leased			Moody’s / S&P Credit Rating
Tenant
Amoco	$12,979	5%	329	3%	2.9	A2 / A
GSA	12,178	5%	506	5%	4.2	U.S. Government
Bank of America	9,505	4%	421	4%	3.4	Baa1 / A-
Apache Corporation	8,348	3%	210	2%	9.1	Baa1 / BBB+
McDermott, Inc.	6,051	2%	190	2%	4.8	Ba3 / B+
Universal Pegasus International	5,356	2%	218	2%	4.6	NR
Drexel University	4,611	2%	184	2%	7.4	NR
Fifth Third Bank	4,167	2%	118	1%	3.2	Baa1 / BBB+
Disney Enterprises Inc	3,899	1%	113	1%	10.4	A2 / A
Infor, Inc.	3,822	1%	144	1%	6.8	B3 / B
Americredit Financial Services	3,807	1%	206	2%	9.7	NR
Xerox Corporation	3,702	1%	151	2%	4.9	Baa2 / BBB
Vinson & Elkins LLP	3,636	1%	93	1%	6.3	NR
Blackbaud, Inc.	3,469	1%	113	1%	8.0	NR
CTC Holdings, L.P.	3,376	1%	87	1%	6.4	NR
Total of largest 15 tenants	$88,906	34%	3,083	32%	5.5
Total all tenants	$262,917		9,759		5.5

Notes:
The above tables set forth the company’s 15 largest tenants including subsidiaries for the operating properties as of the date noted above, based upon annualized gross rents plus estimated operating cost recoveries in place at the end of the above noted period.

As annualized rental revenue is not derived from the historical GAAP results, historical results may differ from those set forth above.
Amounts reflect TIER REIT’s ownership %.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 15

Industry Diversification (by square foot)
As of September 30, 2015

Notes:

The Company’s tenants are classified according to the U.S. Government’s North American Industrial Classification System (NAICS).
Amounts reflect TIER REIT’s ownership %.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 16

Leasing Activity Summary
For the Three Months Ended
September 30, 2015

		Occupancy						Occupancy		Cash			Straight-lined
	Rentable SF (000’s)%		SF	Activity for the Quarter (SF 000’s)				SF	%	Net Rent /SF		% Increase of Cash Net Rent	Net Rent /SF		% Increase of SL Net Rent
Market		30-Jun-15	30-Jun-15	Expirations	Renewals	Expansions	New	30-Sep-15	30-Sep-15	Expiring	Activity		Expiring	Activity
Austin (1)	1,119	93.3%	1,044	(1)	1	4	11	1,059	94.6%	$23.38	$25.38	9%	$24.89	$27.38	10%
Dallas/Fort Worth	1,355	84.9%	1,151	(8)	1	—	51	1,195	88.2%	$17.88	$18.74	5%	$17.20	$20.39	19%
Houston	1,901	94.2%	1,790	(26)	2	2	—	1,768	93.0%	$19.65	$21.78	11%	$18.82	$22.35	19%
Atlanta	65	83.1%	54	(3)	2	1	—	54	83.1%	$15.52	$14.68	-5%	$15.06	$14.94	-1%
Charlotte	891	89.2%	795	(39)	4	6	4	770	86.4%	$18.19	$20.19	11%	$16.96	$21.06	24%
Los Angeles	115	100.0%	115	—	—	—	—	115	100.0%	$—	$—	—%	$—	$—	—%
Louisville	1,017	92.6%	942	(12)	12	9	15	966	95.0%	$10.34	$9.83	-5%	$10.08	$10.17	1%
Nashville	361	92.8%	335	—	—	—	—	335	92.8%	$—	$—	—%	$—	$—	—%
Tampa	130	100.0%	130	—	—	—	—	130	100.0%	$—	$—	—	$—	$—	—
Washington, D.C.	95	93.7%	89	(5)	1	1	3	89	93.7%	$23.71	$27.21	15%	$22.25	$27.57	24%
Operating office properties in strategic markets	7,049	91.4%	6,445	(94)	23	23	84	6,481	91.9%	$16.73	$17.57	5%	$16.35	$18.70	14%
Other operating office properties	3,869	85.0%	3,289	(219)	152	18	38	3,278	84.7%	$17.02	$15.87	-7%	$16.10	$17.15	7%
Total	10,918	89.2%	9,734	(313)	175	41	122	9,759	89.4%	$16.91	$16.52	-2%	$16.19	$17.75	10%

	End of Period									Cash			Straight-lined
										Net Rent /SF		% Increase of Cash Net Rent	Net Rent /SF		% Increase of SL Net Rent
Year-To-Date Summary	NRA (000's)	% Leased	Leased SF (000's)	Expirations	Renewals	Expansions	New	Leased SF (000's)	% Leased	Expiring	Activity		Expiring	Activity
Operating office properties in strategic markets
Q1 Activity	6,940	89.2%	6,189	(109)	55	44	106	6,285	90.6%	$22.00	$21.14	-4%	$20.91	$21.95	5%
Q2 Activity	6,549	91.3%	5,976	(481)	345	59	79	5,978	91.3%	$18.43	$16.45	-11%	$17.92	$17.77	-1%
Q3 Activity (1)	7,049	91.4%	6,445	(94)	23	23	84	6,481	91.9%	$16.73	$17.57	5%	$16.35	$18.70	14%
				(684)	423	126	269			$19.05	$17.80	-7%	$18.42	$18.97	3%
Total Portfolio
Q1 Activity	12,487	88.1%	10,996	(278)	137	68	111	11,034	88.4%	$20.86	$19.19	-8%	$19.72	$19.74	—
Q2 Activity	10,418	89.0%	9,272	(862)	622	91	144	9,267	89.0%	$18.22	$15.97	-12%	$17.50	$16.90	-3%
Q3 Activity (1)	10,918	89.2%	9,734	(313)	175	41	122	9,759	89.4%	$16.91	$16.52	-2%	$16.19	$17.75	10%
				(1,453)	934	200	377			$18.48	$16.77	-9%	$17.67	$17.68	—%

(1) Reflects the properties acquired as part of The Domain acquisition on July 23, 2015, as if they had been acquired on June 30, 2015.
Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
Occupancy includes all leases for tenants under legal lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of cash net rent and % increase of SL net rent.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 17

Leasing Rate Activity Summary
For the Three Months Ended
September 30, 2015

	Renewals					Expansions					New
		Cash		Straight-lined			Cash		Straight-lined			Cash		Straight-lined
		Net Rent /SF		Net Rent /SF			Net Rent /SF		Net Rent /SF			Net Rent /SF		Net Rent /SF
Markets	SF	Expiring	Activity	Expiring	Activity	SF	Expiring	Activity	Expiring	Activity	SF	Expiring	Activity	Expiring	Activity
Austin	1	$22.66	$25.00	$22.67	$25.09	4	$18.00	$23.85	$17.67	$24.10	11	$25.35	$25.95	$27.65	$28.76
Dallas/Fort Worth	1	$16.50	$12.50	$15.56	$12.81	—	$—	$—	$—	$—	51	$17.85	$18.80	$17.16	$20.68
Houston	2	$12.29	$12.55	$11.29	$13.05	2	$27.00	$31.00	$26.35	$31.64	—	$—	$—	$—	$—
Atlanta	2	$14.77	$15.32	$14.18	$15.68	1	$15.61	$16.03	$15.42	$16.10	—	$—	$—	$—	$—
Charlotte	4	$20.75	$19.33	$17.26	$19.07	6	$13.72	$17.25	$13.12	$19.30	4	$22.65	$25.49	$22.66	$25.79
Los Angeles	—	$—	$—	$—	$—	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Louisville	12	$11.29	$10.93	$10.99	$11.30	9	$7.70	$8.47	$7.70	$8.56	15	$11.29	$9.85	$10.89	$10.32
Nashville	—	$—	$—	$—	$—	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Tampa	—	$—	$—	$—	$—	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Washington, D.C.	1	$36.21	$28.72	$30.42	$31.56	1	$28.78	$32.03	$28.78	$36.00	3	$19.12	$25.91	$18.69	$24.90
Operating office properties in strategic markets	23	$15.13	$14.37	$13.94	$14.73	23	$14.00	$16.75	$13.72	$17.59	84	$17.93	$18.71	$17.73	$20.28
Percentage increase (decrease)			(5)%		6%			20%		28%			4%		14%

Other operating office properties	152	$17.55	$15.58	$16.51	$17.15	18	$19.38	$21.58	$17.47	$20.63	38	$13.76	$15.64	$13.73	$16.87
Total	175	$17.23	$15.42	$16.17	$16.84	41	$16.36	$18.87	$15.37	$18.93	122	$16.63	$17.75	$16.49	$19.22
Percentage increase (decrease)			(10)%		4%			15%		23%			7%		17%

Year-To-Date Summary:
Operating office properties in strategic markets
Q1 2015	55	$18.06	$18.88	$16.61	$19.80	44	$18.96	$23.46	$18.53	$24.51	106	$25.28	$21.37	$24.10	$22.01
Q2 2015	345	$20.49	$17.44	$20.03	$19.07	59	$13.77	$13.55	$12.77	$12.95	79	$12.92	$14.28	$12.55	$15.65
Q3 2015	23	$15.13	$14.37	$13.94	$14.73	23	$14.00	$16.75	$13.72	$17.59	84	$17.93	$18.71	$17.73	$20.28
	423	$19.88	$17.46	$19.25	$18.93	126	$15.62	$17.59	$14.96	$17.83	269	$19.36	$18.46	$18.72	$19.60
Percentage increase (decrease)			(12)%		(2)%			13%		19%			(5)%		5%
Total Portfolio
Q1 2015	137	$19.41	$17.36	$17.91	$17.58	68	$16.99	$19.82	$16.70	$20.99	111	$25.00	$21.07	$23.77	$21.66
Q2 2015	622	$19.35	$16.60	$18.72	$17.81	91	$14.81	$13.43	$13.97	$12.77	144	$15.48	$14.82	$14.42	$15.55
Q3 2015	175	$17.23	$15.42	$16.17	$16.84	41	$16.36	$18.87	$15.37	$18.93	122	$16.63	$17.75	$16.49	$19.22
	934	$18.96	$16.49	$18.12	$17.59	200	$15.87	$16.72	$15.18	$16.83	377	$18.66	$17.61	$17.84	$18.54
Percentage increase (decrease)			(13)%		(3)%			5%		11%			(6)%		4%

Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
SF includes all leases for tenants under legal lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of cash net rent and % increase of SL net rent.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 18

Lease Expirations
For Four Quarters From October 1, 2015
(In thousands)

	Market	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Grand Total

	By Square Foot
	Austin	8	32	7	107	154
	Dallas/Fort Worth	25	6	39	1	71
	Houston	37	15	24	41	117
	Atlanta	2	1	1	—	3
	Charlotte	3	9	—	—	12
	Los Angeles	—	1	—	—	1
	Louisville	12	80	9	25	126
	Nashville	159	20	2	—	182
	Tampa	—	—	—	—	—
	Washington, D.C.	—	2	53	—	55
	Operating office properties in strategic markets	246	166	135	174	721
	Other operating office properties	18	30	74	39	161
	Total	264	196	209	213	882

	By Annualized Expiring Rentals
	Austin	$254	$1,137	$263	$3,158	$4,812
	Dallas/Fort Worth	679	179	1,093	17	1,967
	Houston	1,655	375	796	1,008	3,835
	Atlanta	46	16	18	3	83
	Charlotte	—	284	—	—	284
	Los Angeles	13	25	—	—	38
	Louisville	223	1,598	176	499	2,495
	Nashville	2,583	401	41	—	3,025
	Tampa	—	—	—	—	—
	Washington, D.C.	—	71	1,775	—	1,846
	Operating office properties in strategic markets	5,453	4,086	4,162	4,685	18,385
	Other operating office properties	277	767	2,022	1,033	4,100
	Total	$5,730	$4,853	$6,184	$5,718	$22,485

	By Expiring Rent Per SF
	Austin	$31.74	$35.54	$37.54	$29.51	$31.25
	Dallas/Fort Worth	$27.14	$29.87	$28.02	$24.76	$27.84
	Houston	$44.74	$25.01	$33.18	$24.59	$32.78
	Atlanta	$25.29	$21.06	$24.93	$—	$25.09
	Charlotte	$—	$31.57	$—	$—	$23.68
	Los Angeles	$—	$25.48	$—	$—	$38.12
	Louisville	$18.56	$19.97	$19.57	$19.96	$19.80
	Nashville	$16.25	$20.03	$20.49	$—	$16.67
	Tampa	$—	$—	$—	$—	$—
	Washington, D.C.	$—	$35.58	$33.19	$—	$33.28
	Operating office properties in strategic markets	$22.18	$24.65	$30.78	$26.97	$25.50
	Other operating office properties	$15.41	$25.57	$27.33	$26.50	$25.45
	Total	$21.72	$24.79	$29.56	$26.89	$25.49

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 19

Lease Expirations
Annually From October 1, 2015
(In thousands)

Market	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025+	Grand Total
By Square Foot
Austin	8	181	169	61	104	103	45	158	170	—	60	1,059
Dallas/Fort Worth	25	68	186	191	100	72	42	117	144	—	251	1,195
Houston	37	81	357	59	341	304	194	13	25	272	85	1,768
Atlanta	2	2	1	2	7	5	4	4	—	3	25	54
Charlotte	3	13	8	12	405	10	13	—	81	32	193	770
Los Angeles	—	1	—	—	4	—	—	—	—	—	110	115
Louisville	12	133	257	21	149	80	56	15	35	14	194	966
Nashville	159	38	7	3	—	2	21	14	—	4	87	335
Tampa	—	—	—	—	—	—	—	—	—	130	—	130
Washington, D.C.	—	56	3	3	1	3	—	3	5	—	14	89
Operating office properties in strategic markets	246	573	988	352	1,111	579	375	324	460	455	1,019	6,481
As a % of Occupied SF	4%	9%	15%	5%	17%	9%	6%	5%	7%	7%	16%	100%
As a % of Total NRA	4%	8%	14%	5%	16%	8%	5%	5%	7%	6%	14%	92%
Other operating office properties	18	150	179	355	188	548	333	469	298	39	701	3,279
Total	264	723	1,167	707	1,299	1,127	708	793	758	494	1,720	9,760
As a % of Occupied SF	3%	7%	12%	7%	13%	12%	7%	8%	8%	5%	18%	100%
As a % of Total NRA	2%	7%	11%	6%	12%	10%	6%	7%	7%	5%	16%	89%

By Annualized Expiring Rentals
Austin	$254	$5,862	$4,609	$2,131	$4,228	$4,076	$1,911	$6,338	$6,357	$—	$2,546	$38,311
Dallas/Fort Worth	679	2,058	4,346	4,745	2,450	2,612	1,356	2,975	4,174	—	7,028	32,423
Houston	1,655	2,179	11,760	2,553	13,959	9,927	6,561	643	1,203	12,079	2,279	64,799
Atlanta	46	56	16	39	184	126	64	115	—	91	669	1,406
Charlotte	—	399	275	465	9,392	317	485	—	2,903	360	6,460	21,056
Los Angeles	13	25	—	—	177	—	—	—	—	—	5,223	5,438
Louisville	223	2,570	4,855	395	3,116	1,493	1,221	289	840	307	4,035	19,344
Nashville	2,583	728	142	54	—	38	404	283	—	87	2,001	6,321
Tampa	—	—	—	—	—	—	—	—	—	4,371	—	4,371
Washington, D.C.	—	1,874	175	176	78	211	—	337	301	30	764	3,946
Operating office properties in strategic markets	5,453	15,751	26,178	10,558	33,584	18,800	12,002	10,980	15,778	17,325	31,005	197,415
As a % of Total Annualized Expiring Rentals	3%	8%	13%	5%	17%	9%	6%	6%	8%	9%	16%	100%
Other operating office properties	277	4,098	6,326	11,614	5,233	13,829	8,618	15,072	9,815	771	14,994	90,646
Total	$5,730	$19,849	$32,504	$22,172	$38,817	$32,629	$20,620	$26,052	$25,593	$18,096	$45,999	$288,061
As a % of Total Annualized Expiring Rentals	2%	7%	11%	8%	14%	11%	7%	9%	9%	6%	16%	100%

By Expiring Rent Per SF
Austin	$31.74	$32.39	$27.27	$34.94	$40.65	$39.58	$42.46	$40.11	$37.39	$—	$42.43	$36.18
Dallas/Fort Worth	$27.14	$30.26	$23.43	$24.84	$24.63	$36.27	$32.28	$25.43	$28.99	$—	$28.00	$27.13
Houston	$44.74	$26.91	$32.94	$43.27	$40.93	$32.65	$33.82	$49.46	$48.13	$44.41	$26.82	$36.65
Atlanta	$25.29	$23.00	$22.25	$24.51	$25.19	$25.81	$17.22	$27.87	$—	$27.71	$27.25	$25.83
Charlotte	$—	$30.66	$34.42	$38.73	$23.19	$31.71	$37.34	$—	$35.84	$11.24	$33.47	$27.35
Los Angeles	$—	$25.48	$—	$—	$44.32	$—	$—	$—	$—	$—	$47.48	$47.29
Louisville	$18.56	$19.32	$18.89	$18.83	$20.91	$18.67	$21.81	$19.25	$23.99	$21.93	$20.80	$20.02
Nashville	$16.25	$19.17	$20.32	$17.84	$—	$19.04	$19.26	$20.20	$—	$21.72	$23.00	$18.87
Tampa	$—	$—	$—	$—	$—	$—	$—	$—	$—	$33.62	$—	$33.62
Washington, D.C.	$—	$33.29	$57.57	$53.38	$59.66	$63.00	$—	$112.29	$59.88	$—	$54.66	$44.19
Operating office properties in strategic markets	$22.18	$27.45	$26.54	$30.00	$30.23	$32.46	$32.03	$33.87	$34.30	$38.05	$30.44	$30.46
Other operating office properties	$15.41	$27.32	$35.34	$32.72	$27.83	$25.23	$25.88	$32.14	$32.94	$19.76	$21.39	$27.65
Total	$21.72	$27.43	$27.89	$31.37	$29.88	$28.95	$29.14	$32.85	$33.76	$36.61	$26.75	$29.52

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 20

Occupancy Trends

	Rentable SF (in thousands)
		Occupancy %
Market	30-Sep-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14

Austin	1,119	95%	93%	93%	92%	92%
Dallas/Fort Worth	1,355	88%	85%	83%	82%	81%
Houston	1,901	93%	94%	97%	96%	98%
Atlanta	65	83%	83%	83%	80%	77%
Charlotte	891	86%	89%	89%	88%	88%
Los Angeles	115	100%	100%	100%	100%	100%
Louisville	1,017	95%	93%	91%	89%	89%
Nashville	361	93%	93%	91%	88%	83%
Tampa	130	100%	100%	100%	100%	57%
Washington, D.C.	95	94%	94%	90%	88%	87%
Operating office properties in strategic markets	7,049	92%	91%	91%	90%	89%
Other operating office properties	3,869	85%	85%	85%	86%	85%
Total	10,918	89%	89%	89%	89%	88%

Notes:
Analysis relates to operating properties owned at the end of the most recent period and reflects TIER REIT’s ownership %.
Occupancy % is as of the last day of the indicated period.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 21

Leasing Cost Summary
For the Three Months Ended
September 30, 2015

			Weighted Average Leasing Costs
	SF (000’s)	Wtd Avg Term (Yrs)	Per Square Foot			Per Square Foot / Year
Renewal			Comms	TI & Other	Total	Comms	TI & Other	Total
Market
Austin	1	4.0	$7.71	$15.40	$23.11	$1.93	$3.85	$5.78
Dallas/Fort Worth	1	5.0	$2.89	$20.10	$22.99	$0.58	$4.02	$4.60
Houston	2	3.0	$2.21	$0.74	$2.95	$0.74	$0.25	$0.98
Atlanta	2	7.3	$5.40	$11.02	$16.42	$0.74	$1.51	$2.25
Charlotte	4	4.5	$5.49	$10.00	$15.49	$1.22	$2.22	$3.44
Los Angeles	—	—	$—	$—	$—	$—	$—	$—
Louisville	12	4.6	$2.49	$3.93	$6.41	$0.67	$0.53	$1.21
Nashville	—	—	$—	$—	$—	$—	$—	$—
Tampa	—	—	$—	$—	$—	$—	$—	$—
Washington, D.C.	1	10.9	$25.85	$65.00	$90.85	$2.37	$5.95	$8.32
Operating office properties in strategic markets	23	4.9	$4.50	$9.18	$13.68	$0.91	$1.86	$2.77
Other operating office properties	152	7.2	$8.82	$23.19	$32.01	$1.23	$3.23	$4.46
Total	175	6.9	$8.25	$21.35	$29.60	$1.20	$3.10	$4.30

Expansion
Market
Austin	4	2.3	$4.99	$5.00	$9.99	$2.17	$2.17	$4.34
Dallas/Fort Worth	—	—	$—	$—	$—	$—	$—	$—
Houston	2	4.8	$14.21	$22.66	$36.87	$2.94	$4.69	$7.63
Atlanta	1	4.8	$3.75	$15.03	$18.78	$0.79	$3.16	$3.95
Charlotte	6	9.8	$16.99	$38.89	$55.88	$1.73	$3.97	$5.70
Los Angeles	—	—	$—	$—	$—	$—	$—	$—
Louisville	9	1.5	$0.65	$1.41	$2.06	$0.40	$0.59	$0.99
Nashville	—	—	$—	$—	$—	$—	$—	$—
Tampa	—	—	$—	$—	$—	$—	$—	$—
Washington, D.C.	1	7.0	$22.43	$94.12	$116.55	$3.20	$13.45	$16.65
Operating office properties in strategic markets	23	4.5	$7.93	$18.28	$26.21	$1.77	$4.09	$5.86
Other operating office properties	18	1.1	$—	$—	$—	$—	$—	$—
Total	41	3.0	$4.45	$10.25	$14.70	$1.49	$3.43	$4.92

New
Market
Austin	11	8.1	$19.34	$40.00	$59.34	$2.39	$4.94	$7.33
Dallas/Fort Worth	51	7.4	$9.07	$25.99	$35.06	$1.08	$3.90	$4.97
Houston	—	—	$—	$—	$—	$—	$—	$—
Atlanta	—	—	$—	$—	$—	$—	$—	$—
Charlotte	4	7.2	$12.74	$47.43	$60.17	$1.77	$6.59	$8.36
Los Angeles	—	—	$—	$—	$—	$—	$—	$—
Louisville	15	5.0	$4.95	$11.80	$16.75	$0.99	$2.36	$3.35
Nashville	—	—	$—	$—	$—	$—	$—	$—
Tampa	—	—	$—	$—	$—	$—	$—	$—
Washington, D.C.	3	7.6	$21.46	$85.71	$107.17	$2.83	$11.30	$14.13
Operating office properties in strategic markets	84	7.0	$10.29	$28.45	$38.74	$1.46	$4.04	$5.50
Other operating office properties	38	9.8	$12.37	$52.70	$65.07	$1.26	$5.37	$6.63
Total	122	7.9	$10.94	$36.00	$46.94	$1.39	$4.55	$5.94
Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 22

Leasing Cost Trend Analysis

	Three Months Ended	Three Months Ended	Three Months Ended	Year to Date	Year Ended	Year Ended
	30-Sep-15	30-Jun-15	31-Mar-15	30-Sep-15	31-Dec-14	31-Dec-13
Renewal Leasing
Square Feet (in thousands)	175	622	137	934	1,298	1,504
Weighted Average Term (in years)	6.9	7.3	4.4	6.8	5.7	4.3
Commissions per SF	$8.25	$7.20	$6.63	$7.31	$4.68	$4.55
TI and Other Leasing Cost per SF	21.35	21.41	7.43	19.35	4.62	7.68
Total Leasing Cost per SF	$29.60	$28.61	$14.06	$26.66	$9.30	$12.23

Commissions per SF per Year	$1.20	$0.99	$1.52	$1.11	$0.93	$1.06
TI and Other Leasing Cost per SF per Year	3.10	2.95	1.70	2.79	0.74	1.68
Total Leasing Cost per SF per Year	$4.30	$3.94	$3.22	$3.90	$1.67	$2.74

Expansion Leasing
Square Feet (in thousands)	41	91	68	200	264	389
Weighted Average Term (in years)	3.0	7.9	6.5	6.4	6.6	6.1
Commissions per SF	$4.45	$9.34	$11.35	$9.02	$9.41	$8.10
TI and Other Leasing Cost per SF	10.25	23.18	29.53	22.69	21.39	19.17
Total Leasing Cost per SF	$14.70	$32.52	$40.88	$31.71	$30.80	$27.27

Commissions per SF per Year	$1.49	$1.17	$1.73	$1.43	$1.41	$1.37
TI and Other Leasing Cost per SF per Year	3.43	2.92	4.51	3.56	3.11	3.14
Total Leasing Cost per SF per Year	$4.92	$4.09	$6.24	$4.99	$4.52	$4.51

New Leasing
Square Feet (in thousands)	122	144	111	377	927	754
Weighted Average Term (in years)	7.9	8.0	8.0	8.0	8.4	7.4
Commissions per SF	$10.94	$11.11	$16.31	$12.59	$12.15	$10.51
TI and Other Leasing Cost per SF	36.00	42.44	43.27	40.60	36.28	28.27
Total Leasing Cost per SF	$46.94	$53.55	$59.58	$53.19	$48.43	$38.78

Commissions per SF per Year	$1.39	$1.39	$2.04	$1.58	$1.45	$1.42
TI and Other Leasing Cost per SF per Year	4.55	5.33	5.41	5.10	4.34	3.82
Total Leasing Cost per SF per Year	$5.94	$6.72	$7.45	$6.68	$5.79	$5.24

Total Leasing
Square Feet (in thousands)	338	857	316	1,511	2,489	2,647
Weighted Average Term (in years)	6.8	7.5	6.1	7.0	6.8	5.4
Commissions per SF	$8.76	$8.08	$11.05	$8.85	$7.96	$6.77
TI and Other Leasing Cost per SF	25.29	25.13	24.78	25.09	18.19	15.23
Total Leasing Cost per SF	$34.05	$33.21	$35.83	$33.94	$26.15	$22.00

Commissions per SF per Year	$1.29	$1.08	$1.81	$1.27	$1.18	$1.24
TI and Other Leasing Cost per SF per Year	3.73	3.37	4.05	3.47	2.33	2.80
Total Leasing Cost per SF per Year	$5.02	$4.45	$5.86	$4.74	$3.51	$4.04

Notes:
Analysis relates to operating properties owned at the end of the indicated period and reflects TIER REIT’s ownership %.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 23

	Development, Leasing, and
	Capital Expenditures Summary
	(in thousands)

		For the Three Months Ended
		30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14

	Recurring Capital Expenditures
	Leasing costs	$10,046	$10,105	$10,253	$16,513	$10,148
	Building improvements	3,749	3,962	2,994	2,955	5,908
	Subtotal recurring capital expenditures	13,795	14,067	13,247	19,468	16,056

	Non-recurring capital expenditures
	Building improvements (1)	—	—	125	—	—
	Leasing costs (2)	1,907	4,093	5,454	9,868	6,621
	Development (3)	3,278	3,307	2,286	8,962	3,310
	Redevelopment (4)	13	4,375	4,506	1,532	391
	Subtotal non-recurring capital expenditures	5,198	11,775	12,371	20,362	10,322

	Total capital expenditures	$18,993	$25,842	$25,618	$39,830	$26,378

Notes:
All amounts represent TIER REIT’s ownership %.

(1)	Non-recurring building improvements include costs identified as deferred capital needs at the acquisition of a property.
(2)
Non-recurring leasing costs include costs incurred within 12 months of acquisition to lease space that was vacant at acquisition and costs incurred to lease space that has been vacant for at least 12 months. Cost incurred within 12 months of acquisition to lease space that was vacant at acquisition were as follows:

		$534	$662	$674	$203	$—
(3)	Development includes all new construction costs related to base building and all costs associated with leasing development projects.
(4)
Redevelopment costs are for capital projects where substantial improvements are made to the property that change the character of the asset and are expected to result in development type returns on capital.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 24

Potential Future Development Sites
September 30, 2015

			Approximate Rentable Square Feet
				Month of Acquisition	Cost Basis (in millions)
Project	Market	Acres				Comments

Hurstbourne Plaza	Louisville	6.1	350,000	Dec-07	n/a	Planned mixed-use redevelopment of the Hurstbourne Business Center

Burnett Plaza	Fort Worth - CBD	1.4	N/A	Jan-07	$2.9	Planned mixed-use development and garage for use at Burnett Plaza

5104 Eisenhower Blvd.	Tampa	5.2	130,000	Dec-07	$1.5	Office building

Third + Shoal (95%) (1)	Austin - CBD	0.8	325,000	Jun-15	$7.5	Office building

Legacy Land (95%) (1)	Dallas (Plano - Legacy)	4.0	570,000	Jun-15	$6.2	Office building(s)

Domain B	Austin	6.2	300,000 - 400,000	Jul-15	$12.7	Office building(s)

Domain C	Austin	6.3	400,000 - 500,000	Jul-15	$16.2	Office building(s)

Domain D & G	Austin	5.6	300,000 - 400,000	Jul-15	$9.5	Office building

(1) We own 95% of this project, and the cost basis above represents our ownership share.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 25

Properties Under Development

Domain 8
Austin Texas

Property Objectives
Domain 8 has an efficient design intended to accommodate single-floor and multi-tenant arrangements. The building will seek to achieve a minimum LEED Certified Silver and will operate under Energy Star standards. Site work for the development began in 3Q 2015, and shell construction is projected to be completed in 1Q 2017.

Property Description
Domain 8 is designed as a Class A office building located in The Domain, a master planned, mixed-use project located in Austin. The building will consist of 290,983 square feet, 9 stories of office space, built on a 3-level parking garage pedestal.
The building will be constructed of poured in place concrete along with a glass curtain wall system. The garage will accommodate approximately 1,193 parking spaces.

Property Strengths

•
Located in The Domain master planned, mixed-use project - a true “live, work, play” environment consisting of 1.2 million square feet of retail, 1,862 apartment units, 604 hotel rooms and 1.5 million square feet of Class A office

•	The Domain commands the highest Class A office rents in every submarket in Austin except the CBD

•	Efficient 34,000 square foot floor plates with direct elevator access to office floors from every garage level and dramatic views of The Domain and the Texas Hill Country

•	Walking access to a full array of amenities and hike/bike trails; onsite showers and locker room

Property Facts

Location:	11601 Alterra Parkway
Zip Code:	78758
Submarket:	Domain/Arboretum
Buildings:	1
Floors:	9 Floors Office Space/3 Floors Parking
Total Rentable SF:	290,983
Parking Ratio:	4.1/1,000 RSF
Est. Operating Expenses per SF:	$16.50
Shell Delivery Date:	1Q 2017
Year Acquired:	New Development
Project Cost at Completion:	$88,000,000
Quality of Market:	A+
Quality of Location within Market:	A+
Quality of Building:	A+
Percentage Owned	50%
Percentage Leased at 9/30/15:	—%

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 26

Acquisition and Disposition Activities
For the Twelve Months Ended September 30, 2015

		Number of Properties	Square Feet (in thousands)	Transaction Date	Price (in thousands)
Acquisitions (1)	Location

5950 Sherry Lane	Dallas, TX	1	197	12/19/2014	$62,578
Domain 2 (49.84%)	Austin, TX	1	57	7/23/2015	$9,240
Domain 3	Austin, TX	1	179	7/23/2015	$46,566
Domain 4	Austin, TX	1	153	7/23/2015	$32,867
Domain 7 (49.84%)	Austin, TX	1	111	7/23/2015	$17,545
		5	697

Dispositions (2)

222 South Riverside Plaza	Chicago, IL	1	1,184	12/19/2014	(Note 3)
One & Two Chestnut Place	Worcester, MA	1	218	3/6/2015	$14,000
250 West Pratt	Baltimore, MD	1	368	3/19/2015	$63,500
Fifth Third Center	Cleveland, OH	1	508	4/7/2015	$52,750
United Plaza	Philadelphia, PA	1	617	4/23/2015	$114,554
1650 Arch Street	Philadelphia, PA	1	553	4/23/2015	$76,290
		6	3,448

(1) In June 2015 we acquired 95% interests in two separate land development projects, one located in Austin, Texas, and the other in Plano, Texas.
(2) In June 2015 we sold our 1325 G Street and Colorado Building properties (each located in Washington, D.C.) to two separate joint ventures in which we own a 10% noncontrolling interest.
(3) The contract sales price for the 222 South Riverside Plaza property was approximately $247.0 million in cash, excluding transaction costs, credits, prorations, and adjustments plus the conveyance of the 5950 Sherry Lane property.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 27

Summary of Financing
September 30, 2015
(in thousands)

			Principal	Weighted Average Effective Interest Rate	% of Total
Fixed Rate Debt
Secured mortgage debt (1) (4)			$407,828	5.81%	38%
Term loans (3)			525,000	3.51%	48%
Total fixed rate debt			932,828	4.51%	86%

Variable Rate Debt
Revolving credit facility (2)			101,000	1.83%	9%
Construction loan			55,801	3.04%	5%
Total variable rate debt			156,801	2.26%	14%
Total debt (5)			$1,089,629	4.19%	100%

(1) Includes unamortized mark to market premium.
(2) Additional borrowings of $66.3 million were available under the credit facility.
(3) The borrowing rate under the term loans has been effectively fixed through the use of interest rate hedges.
(4) In October 2015, we paid off a $46.8 million loan that was scheduled in mature in 2016.
(5) As of September 30, 2015, we had a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate which results in an overall effective weighted average interest rate of 4.53%.

	Maturities
	Secured Mortgage Debt		Revolving Credit Facility and Term Loans		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
October - December 2015	$—	—	$—	—	$—	—	—
2016 (2)	238,603	5.08%	—	—	238,603	5.08%	22%
2017	129,977	5.55%	—	—	129,977	5.55%	12%
2018	—	—	101,000	1.83%	101,000	1.83%	9%
2019	—	—	250,000	3.28%	250,000	3.28%	23%
Thereafter	95,040	6.38%	275,000	3.72%	370,040	4.40%	34%
unamortized mark to market premium	9		—		9
Total debt	$463,629		$626,000		$1,089,629	4.19%
Weighted average maturity in years	2.0		5.2		3.8

(1) Represents weighted average effective interest rate for debt maturing in this period.
(2) In October 2015, we paid off a $46.8 million loan that was scheduled in mature in 2016.

	Maturities
	Consolidated Debt		Our share of unconsolidated debt		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
October - December 2015 (2)	$—	—	$5,400	5.23%	$5,400	5.23%	—
2016 (3)	238,603	5.08%	18,818	1.97%	257,421	4.85%	22%
2017	129,977	5.55%	7,729	5.52%	137,706	5.55%	12%
2018	101,000	1.83%	2,320	4.82%	103,320	1.90%	9%
2019	250,000	3.28%	—	—	250,000	3.28%	21%
Thereafter	370,040	4.40%	56,642	3.45%	426,682	4.28%	36%
unamortized mark to market premium	9		—		9
Total debt	$1,089,629		$90,909		$1,180,538	4.14%
Weighted average maturity in years	3.8		4.7		3.9

(1) Represents weighted average effective interest rate for debt maturing in this period.
(2) This loan was paid off in October 2015.
(3) In October 2015, we paid off a $46.8 million loan that was scheduled in mature in 2016.

Hedging Details:
Type/Description	100% Notional Value	Index	Strike Rate	Effective Date	Maturity Date	Loan Designation
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6775%	31-Dec-14	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6935%	30-Apr-15	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.7615%	30-Jun-15	31-May-22	Credit Facility
Interest rate swap - cash flow hedge	$150,000	one-month LIBOR	1.7695%	30-Jun-15	31-May-22	Credit Facility

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 28

Principal Payments by Year
as of September 30, 2015
(in thousands)

	Total	2015	2016	2017	2018	2019	Thereafter

Woodcrest Corporate Center (1)	$46,827	$219	$46,608	$—	$—	$—	$—
Fifth Third Center (2)	49,050	200	48,850	—	—	—	—
Plaza at MetroCenter	23,348	95	23,253	—	—	—	—
Two BriarLake Plaza construction	55,801	—	55,801	—	—	—	—
Three Parkway	63,577	262	63,315	—	—	—	—
One & Two Eldridge	71,177	293	1,190	69,694	—	—	—
500 E. Pratt	58,800	—	—	58,800	—	—	—
Credit Facility - Revolving Line	101,000	—	—	—	101,000	—	—
Credit Facility - Term Loan	250,000	—	—	—	—	250,000	—
One BriarLake Plaza - mezzanine	14,694	24	97	110	121	134	14,208
One BriarLake Plaza	80,346	325	1,326	1,417	1,501	1,589	74,188
Credit Facility - Term Loan	275,000	—	—	—	—	—	275,000
	1,089,620	$1,418	$240,440	$130,021	$102,622	$251,723	$363,396
unamortized mark to market premium	9
Consolidated notes payable	$1,089,629

Notes associated with investments in unconsolidated entities and excluded from the consolidated balance above:
Wanamaker Building - retail (60%) (1)	$5,400	$5,400	$—	$—	$—	$—	$—
Wanamaker Building - office (60%)	2,320	187	769	806	558	—	—
Wanamaker Building - office (60%)	43,742	221	897	937	974	1,013	39,700
Paces West (10%) (3)	7,729	—	—	7,729	—	—	—
1325 G Street (10%)	9,500	—	—	—	—	—	9,500
Colorado Building (10%)	3,400	—	—	—	—	—	3,400
Domain 2 & 7 (49.84%)	18,818	—	18,818	—	—	—	—
Total unconsolidated notes payable	$90,909	$5,808	$20,484	$9,472	$1,532	$1,013	$52,600

	1,180,529	$7,226	$260,924	$139,493	$104,154	$252,736	$415,996
unamortized mark to market premium	9
Total notes payable	$1,180,538
% of principal payments due by year	100%	1%	22%	12%	9%	21%	35%

(1)	This loan was paid off in October 2015.
(2)	As of September 30, 2015, this loan is in default and a demand for immediate payment has been received. The table above reflects this loan using the original maturity date.
(3)
Paces West debt consists of an A note of $6.5 million and a B note of $1.2 million. Payment of the B note is only required if the distributions from the entity achieve certain investment return thresholds.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 29

Definitions of Non-GAAP Financial Measures
We use non-GAAP financial measures in our public filings and other public disclosures. These non-GAAP financial measures are defined below.
Funds from Operations (“FFO”)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT) in the April 2002 “White Paper on Funds From Operations” which is net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities which resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property which we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairments of depreciable real estate assets, and extraordinary items, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO attributable to common stockholders, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that create significant FFO volatility. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or indications of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions. Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected. FFO and FFO, excluding certain items, are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and FFO, excluding certain items. FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements. Our FFO and FFO, excluding certain items, attributable to common stockholders as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret it differently.

Funds Available for Distribution (“FAD”)

FAD is a non-GAAP financial measure that we define as FFO, excluding fair value mark to market adjustments, non-real estate depreciation and amortization, non-cash stock-based compensation expense, accretion or dilution of of Series A preferred stock, the amortization of financing costs, realized gains (losses) from the early extinguishment of derivatives, acquisition fees and expenses, straight-line rent amounts, amortization of above- or below-market intangible assets and liabilities, gains or losses on early extinguishment of debt, costs associated with our tender offer and NYSE listing, default interest or forgiven, and other non-recurring charges, less recurring capital expenditures, each as adjusted for our pro rata share of consolidated and unconsolidated amounts. Recurring capital expenditures are those capital expenditures, tenant improvements, leasing commissions and deferred lease incentives that are incurred to maintain current in-place rents including the leasing costs incurred to replace tenants upon lease expiration. Recurring capital expenditures exclude non-recurring capital expenditures. Non-recurring capital expenditures are those capital expenditures (1) incurred to change the class or characterization of an asset, (2) identified as deferred capital needs at the acquisition of a property and were incurred within a reasonable period of time subsequent to the property’s acquisition, or (3) incurred for tenant improvements, leasing commissions, or deferred lease incentives within twelve months of acquisition to lease space that was vacant at acquisition and costs incurred to lease space that has been vacant for at least twelve months. Although our FAD may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful indicator of our ability to fund our cash needs and to make cash distributions to equity owners.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions.
Net Operating Income (“NOI”)
NOI is a non-GAAP financial measure equal to rental revenue, less property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses.   Our management uses NOI internally as a performance measure and believes NOI is useful to investors as a performance measure because NOI reflects only those income and expense items that are incurred at the property level and is therefore a useful measure for evaluating a property’s performance. Using NOI on a comparative basis allows investors to evaluate property level performance to: (a) hold management accountable for maintaining or increasing property level NOI from period to period and (b) compare the operating performance of our properties in a given market with the operating performance of other real estate companies in the same market, and consequently allocate their own investment capital accordingly.
Further, we use NOI internally as a performance measure and believe NOI is useful to investors as a performance measure because, when compared year over year, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and general and administrative expenses on an un-leveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 30

Certain items such as interest expense, while included in net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. In addition, it is useful to our management and investors that depreciation and amortization are excluded from NOI because historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, and, instead, real estate values have historically risen or fallen with market conditions.
NOI presented by us may not be comparable to NOI reported by other REITs that do not define NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income as presented in our consolidated financial statements and notes thereto. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions.
Same Store GAAP NOI and Same Store Cash NOI
Same Store GAAP NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store GAAP NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our operating properties owned and operated for the entirety of the current and comparable periods and include our current ownership percentage in each period for properties in which we own an unconsolidated interest.  We view Same Store GAAP NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of the current and comparable periods and therefore eliminate variations caused by acquisitions or dispositions during the periods under review.
Same Store GAAP NOI and Same Store Cash NOI presented by us may not be comparable to Same Store GAAP NOI or Same Store Cash NOI reported by other REITs that do not define Same Store GAAP NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store GAAP NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store GAAP NOI and Same Store Cash NOI should not be considered as alternatives to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions.
Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”)
EBITDA, a non-GAAP financial measure, is defined as net income (loss), plus interest expense, income tax expense, and depreciation and amortization expense, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries, and noncontrolling interests. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to service or incur debt.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 31